As filed with the Securities and Exchange Commission on February
15, 1994                               Registration No. 33-



                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                UNDER
                        THE SECURITIES ACT OF 1933

                      LIBERTY NATIONAL BANCORP, INC.
         (Exact name of registrant as specified in its charter)

                              Kentucky
                  (State or other jurisdiction of
                   incorporation or organization)

                              61-0955936
                  (I.R.S. Employer Identification No.)

                        416 West Jefferson Street
                              P.O. Box 32500
                     Louisville, Kentucky  40232-2500
                              (502) 566-2000
                  (Address of principal executive offices)

            First Federal Savings Bank 1992 Stock Option Plan
                   (Full title of the plan(s))

                        Kathryn R. Arterberry
                    Liberty National Bancorp, Inc.
                     416 West Jefferson Street
                           P.O. Box 32500
                   Louisville, Kentucky  402032-2500
                           (502) 566-2700
                (Name and address of agent for service)

            Copy to:    Alan K. MacDonald
                        Brown, Todd & Heyburn
                        3200 Capital Holding Center
                        Louisville, Kentucky  40202-3363
                        (502) 589-5400


                        CALCULATION OF REGISTRATION FEE




                              Proposed    Proposed
                              maximum     maximum
Title of secur-   Amount      offering    aggregate  Amount of
ities to be       to be       price per   offering   Registration
registered        registered  share (1)   price (1)  fee (1)
Common Stock      25,275      $29.25      $739,293.75 $254.93
                  shares

     (1) Estimated and calculated pursuant to Rule 457(c) based on the market price of Liberty common stock at the close of business on February 11, 1994.

PROSPECTUS

                        LIBERTY NATIONAL BANCORP, INC.

                                 25,275 Shares
                                 Common Stock

               FIRST FEDERAL SAVINGS BANK 1992 STOCK OPTION PLAN
               _________________________________________________

      This Prospectus relates to 25,275 shares (the "Shares") of common stock of Liberty National Bancorp, Inc. ("Liberty"). Of the Shares, 21,595 Shares may be offered for sale for the account of certain directors and officers (the "Selling Shareholders") of First Federal Savings Bank ("First Federal") who were granted options to purchase shares of common stock of First Federal ("First Federal Stock") pursuant to the First Federal Savings Bank 1992 Stock Option Plan (the "Stock Option Plan"). Shares of First Federal Stock issued upon the exercise of options before the merger (the "Merger") of a wholly owned subsidiary of Liberty into First Federal on November 30, 1993 were converted in the Merger into shares of Liberty common stock. See "Selling Shareholders."

      The remaining 3,680 Shares may be issued to, and later offered for sale for the account of, certain directors of First Federal (the "Optionholders") who hold options to purchase Shares (the "Options") pursuant to the Stock Option Plan. Under the terms of the Stock Option Plan, options to purchase First Federal Stock originally issued to the Optionholders automatically converted into the Options to purchase Shares in the Merger. See "First Federal Stock Option Plan."

      The Selling Shareholders have advised Liberty that sales of the Shares may be made from time to time in the over-the-counter market, through negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders (and Optionholders who subsequently exercise their Options) may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (as well as Optionholders who subsequently exercise their Options) or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution."

      None of the proceeds from the sale of the Shares will be received by Liberty. Liberty will receive consideration in the form of cash or shares of Liberty common stock for Shares to be issued upon the exercise of Options. Liberty will pay all expenses with respect to this offering, except for brokerage fees, commissions and transfer taxes for the Selling Shareholders, which will be borne by the Selling Shareholders. See "Plan of Distribution."

      Liberty's common stock is listed on the NASDAQ/National
Market System under the symbol LNBC. On February 11, 1994, the closing price of Liberty common stock, as reported by the NASDAQ/National Market System, was $29.25 per share.

               _________________________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
               _________________________________________

              The date of this Prospectus is February 15, 1994.

      No person is authorized in connection with any offering made hereby to give information or to make any representation other than as contained or as incorporated by reference in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by Liberty, the Selling Shareholders or the Optionholders. This Prospectus is not an offer to sell, or a solicitation of any order to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                               TABLE OF CONTENTS

                                                             Page
Available Information . . . . . . . . . .. . . . . . . . . . . .3
Incorporation of Certain Documents by Reference  . . . . . . . .3
Liberty National Bancorp, Inc. . . . . . . . . . . . . . . . . .4
Recent Developments  . . . . . . . . . . . . . . . . . . . . . .5
Price Range of Shares  . . . . . . . . . . . . . . . . . . . . .6
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .7
First Federal Stock Option Plan. . . . . . . . . . . . . . . . .7
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . 11
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . 12
Restrictions on Resale . . . . . . . . . . . . . . . . . . . . 12
Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . . . 13
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
/TABLE

                             AVAILABLE INFORMATION

      Liberty National Bancorp, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, New York, New York 10048; and at the Commission's Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

      Liberty has filed with the Commission a Registration Statement on Form S-8 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of its Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. The statements contained in this Prospectus concerning the contents of any contract or other document referred to are not necessarily complete. Where such contract or other document is an exhibit to the Registration Statement, each statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof.


           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed with the Commission by Liberty are incorporated herein by reference:

      (a)   Annual Report on Form 10-K for the year ended
December 31, 1992;

      (b) Definitive Proxy Statement dated March 15, 1993, pages 1 through 15;

      (c)   Quarterly Reports on Form 10-Q for the quarters ended
March 31, June 30, and September 30, 1993;

      (d)   Current Reports on Form 8-K dated March 31, September
24, November 2, 1993, and February 11, 1994;

      (e)   Report on Form 10-C dated May 17, 1993;

      (f)   Registration Statement on Form 8-A dated April 27,
1981; and

      (g)   Registration Statement on Form 8-A dated August 19,
1992, as amended by Form 8-A/A dated November 3, 1993.

      All documents filed by Liberty pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      Liberty will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Carl E. Weigel, Treasurer, Liberty National Bancorp, Inc., P.
O. Box 32500, Louisville, Kentucky 40232-2500, telephone (502)
566-2510.

                        LIBERTY NATIONAL BANCORP, INC.

      Liberty is a bank holding company registered with the Board of Governors of the Federal Reserve System pursuant to Section 5(a) of Bank Holding Company Act of 1956, as amended. Liberty is the largest independent bank holding company headquartered in Kentucky and had assets of approximately $4.9 billion at December 31, 1993.

      Liberty conducts a complete range of commercial and personal banking activities through its subsidiary banks: Liberty National Bank and Trust Company of Kentucky (Louisville, Kentucky); Liberty National Bank of Owensboro (Owensboro, Kentucky); Liberty National Bank of Northern Kentucky (Erlanger, Kentucky); Liberty National Bank of Madisonville (Madisonville, Kentucky); Liberty National Bank and Trust Company of Indiana (Charlestown, Indiana); Liberty National Bank of Shelbyville (Shelbyville, Kentucky); Liberty National Bank and Trust Company of Hardin County (Elizabethtown, Kentucky); Hardin County Bank and Trust, Inc. (Radcliff, Kentucky); Farmers Deposit Bank of Brandenburg (Brandenburg, Kentucky); and First Federal Savings Bank (Hopkinsville, Kentucky). The other principal direct and indirect subsidiaries of Liberty are Liberty National Leasing Company, LNB Life Insurance Company, Liberty Investment Services, Inc., Liberty Vehicle Leasing Company, and Liberty Financial Services, Inc. Liberty's subsidiary banks maintain a total of 103 domestic branch offices and one foreign branch office located in the Grand Cayman Islands.

      Liberty's principal executive offices are located at 416 West Jefferson Street, Louisville, Kentucky. Correspondence should be directed to P.O. Box 32500, Louisville, Kentucky 40232-2500. Liberty's telephone number is (502) 566-2000.

                              RECENT DEVELOPMENTS

      On November 2, 1993, Liberty entered into a merger agreement (the "Acquisition Agreement") between Liberty and Aaron Acquisition Corporation (the "Acquisition Corporation"), and joined in by BANC ONE Corporation ("BANC ONE"). The Acquisition Corporation is a wholly owned subsidiary of BANC ONE. The Acquisition Agreement provides, among other things, for the merger (the "BANC ONE Merger") of the Acquisition Corporation with and into Liberty upon the terms and conditions of the Acquisition Agreement.

      Terms of the agreement call for Liberty's shareholders to receive $35.00 in value of BANC ONE common stock for each share of Liberty's common stock if BANC ONE shares are trading between $37.79 and $40.00 a share. If BANC ONE shares are trading at or below $37.79 per share, Liberty's shareholders will receive .9262 shares of BANC ONE common stock for each share of Liberty's common stock. If BANC ONE common stock is trading at or above $40.00, Liberty's shareholders will receive .8750 shares of BANC ONE common stock for each share of Liberty's common stock. Liberty may terminate the agreement if BANC ONE shares are trading at or below $34.55 per share and at or above $31.82 per share unless BANC ONE agrees to issue additional BANC ONE shares to Liberty shareholders so that the value of BANC ONE shares received by Liberty shareholders is not less than $32.00 per Liberty share. Liberty may terminate the Acquisition Agreement if BANC ONE shares are trading at less than $31.82 per share. BANC ONE common stock will be valued by averaging trading prices during a 15-day trading period ending eight trading days before closing.

     The BANC ONE share prices and exchange ratios in the preceding paragraph have been adjusted to reflect a 10% stock dividend announced by BANC ONE on January 25, 1994. The stock dividend is payable on March 4, 1994 to BANC ONE shareholders of record as of February 16, 1994.

      Consummation of the BANC ONE Merger is subject to certain conditions, including approval of the shareholders of Liberty, approval of the Federal Reserve Board and other required regulatory approvals. The Acquisition Agreement is also subject to termination by the parties by mutual consent or upon the occurrence of certain specified events.

      Concurrently with the execution and delivery of the Acquisition Agreement, Liberty entered into an Option Agreement dated as of November 2, 1993 (the "Stock Option Agreement"), pursuant to which Liberty granted to BANC ONE an option to purchase up to 5,064,663 shares of Liberty's common stock (representing 19.9% of the then currently issued and outstanding shares of Liberty's common stock), if certain events occur, including if any person (other than BANC ONE) acquires beneficial ownership of 50% or more of Liberty's outstanding shares of common stock or Liberty enters into an agreement with another person (other than BANC ONE) pursuant to which such person is entitled to acquire 50% or more of the outstanding shares of Liberty's common stock. The purchase price per share is equal to the closing trade price of a share of Liberty's common stock on November 2, 1993. The number of shares subject to the option is subject to adjustment in the event of certain changes in Liberty common stock, including the issuance of shares of Liberty common stock to First Federal Shareholders in the Merger. The Stock Option Agreement also contains certain registration rights.

      In connection with the Acquisition Agreement, Liberty executed a First Amendment dated as of November 2, 1993 (the "First Amendment"), to the Rights Agreement dated as of August 19, 1992, with Chemical Bank as Rights Agent (the "Rights Agreement"). The First Amendment provides that BANC ONE will not become an "Acquiring Person," and that no "Triggering Event," "Stock Acquisition Date," or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of the approval, execution or delivery of the Acquisition Agreement, the Stock Option Agreement, or the consummation of the transactions contemplated thereby. In addition, the First Amendment provides that the Rights (as defined in the Rights Agreement) will expire upon consummation of the BANC ONE Merger.

                       PRICE RANGE OF SHARES

      Liberty's common stock is listed on the NASDAQ National Market System under the NASDAQ symbol LNBC. The following table sets forth the high, low and last closing per share prices of Liberty's common stock, as reported by NASDAQ, and the dividends declared per share during the periods indicated. Per share information has been adjusted to reflect a 3-for-2 stock split distributed February 17, 1992 and a 4-for-3 stock split distributed May 17, 1993.

                                                     Cash
                                                     Dividends
  1992                High        Low         Last   Declared

     First Quarter     24.563      18.375     21.750   0.15000
     Second Quarter    25.875      21.375     21.938   0 15000
     Third Quarter     22.875      20.438     22.125   0.15000
     Fourth Quarter    26.625      21.188     25.500   0.15000

  1993

     First Quarter     26.813      22.875     26.063   0.16875
     Second Quarter    27.375      24.188     24.750   0.16875
     Third Quarter     28.500      25.000     27.500   0.17000
     Fourth Quarter    30.750      25.250     30.250   0.30000(1)

  1994
     First Quarter
     (through February
     11, 1994)          30.500      29.000     29.250

     (1) Includes a $0.13 per share special dividend declared December 15, 1993 and paid January 1, 1994 to align Liberty's current dividend schedule with the current BANC ONE dividend schedule as provided in the Acquisition Agreement. See "Recent Developments."


      On February 11, 1994, the last sale price of Liberty
Shares, as reported by NASDAQ, was $29.25 per share.


                             USE OF PROCEEDS

      All of the Shares being sold pursuant to this Prospectus are being sold by the Selling Shareholders (and, if applicable in the future, the Optionholders). Accordingly, Liberty will not receive any of the proceeds from the sale of such Shares.
Liberty will use the proceeds received upon the exercise of Options, if any, for general corporate purposes.

                      FIRST FEDERAL STOCK OPTION PLAN

General

      In connection with First Federal's conversion into a federally chartered stock savings bank (the "Conversion") in 1991, the Board of Directors of First Federal adopted the Stock Option Plan, which was approved by First Federal's stockholders at its 1992 Annual Meeting. Pursuant to the Stock Option Plan, 17,190 shares, or 10% of the First Federal Stock issued in the Conversion, were reserved for future issuance by First Federal upon exercise of Options to be granted from time to time under the Stock Option Plan. The stated purpose of the Stock Option Plan was to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees by facilitating their purchase of a stock interest in First Federal. The Stock Option Plan, which became effective upon the effectiveness of the Conversion on April 9, 1992, provides for a term of ten years, after which no awards may be made, unless earlier terminated by the Board of Directors pursuant to the Stock Option Plan. The Stock Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

      Plan Administration. The Stock Option Plan is administered by a committee of at least three directors of First Federal designated by its Board of Directors (the "Option Committee"). The Option Committee selects the employees to whom Options are to be granted and the number of shares to be granted.

      First Federal receives no monetary consideration for the granting of Options under the Stock Option Plan. The sole monetary consideration is the Option Price to be received by Liberty for each share issued to Optionholders upon the exercise of such Options.

      Shares Subject to Options. The Stock Option Plan initially reserved shares of First Federal Stock for issuance upon exercise of options granted under the Stock Option Plan equal to 10% of the number of shares of First Federal Stock issued in the Conversion. Of these shares, the Plan provided that 80% were to be available for issuance to employees selected by the Option Committee and that the remaining 20% were to be subject to options to be allocated equally among the nonemployee directors of First Federal in office at the effective time of the Conversion. A total of 17,190 shares of First Federal Stock were reserved under the Stock Option Plan, and options for all 17,190 shares were issued to employees and nonemployee directors in accordance with the terms of the Stock Option Plan.

      Holders of options for 13,981 shares of First Federal Stock exercised their options before the Merger. These shares were converted into 20,555 whole Shares of Liberty common stock in the Merger. Under the terms of the Stock Option Plan, the options for the remaining 3,209 shares of First Federal Stock automatically converted in the Merger into Options to purchase 4,720 Shares of Liberty common stock. One Option for 1,040 Shares has been exercised since the Merger.

      The Stock Option Plan provides that in the event that each of the outstanding shares of First Federal Stock is changed into or exchanged into a different number or kind of shares of capital stock of First Federal or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up, combination of shares, or otherwise), then there will be substituted for each share of First Federal Stock then under option or available for option the number and kind of shares of capital stock into which each outstanding share of First Federal Stock may be changed or for which each such share may be exchanged, together with an appropriate adjustment of the exercise price. Liberty and BANC ONE have agreed that unexercised Options outstanding at the effective time of the BANC ONE Merger will be converted into options to purchase BANC ONE common stock at the conversion rate in the Acquisition Agreement. See "Recent Developments."

      Eligibility and Exercise. Any employee of First Federal, its parent corporation, or its subsidiary is eligible to receive, at no cost to them, Options under the Stock Option Plan. The Stock Option Plan authorizes the issuance of both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions pursuant to
Section 422 of the Code and do not normally result in tax deductions to First Federal) and options that do not so qualify. The Options currently outstanding are nonqualified options. Options outstanding under the Stock Option Plan were fully exercisable upon grant and expire if not exercised before April 9, 2002. Option shares may be paid for in cash, shares of Liberty common stock, or a combination of both.

      Options may be exercised only while the Optionholder is a director of First Federal, or within one year after termination of the Optionholder's status as a director but not later than the date in which the Options would otherwise expire, or in the event of the Optionholder's death during the term as a director, by the personal representatives of the Optionholder's estate or person or persons to whom the Optionholder's rights under the Option shall have passed by will or by laws of descent and distribution. Options of a deceased Optionholder may be exercised within two years from the date of death while in office, but not later than the date on which the Option would otherwise expire.

      Exercise Price. The initial grant of Options under the Stock Option Plan took place following the Conversion. The original Option exercise price was $10.00 per share of First Federal Stock, which was the actual purchase price of the First Federal Common Stock in the Conversion. In the Merger, unexercised options to purchase First Federal Stock converted to Options to purchase Shares of Liberty common stock at an exercise price of $6.80 per Share.

      Change in Control. The Stock Option Plan provides that, in the event of a change in control in First Federal, or immediately prior to a change in control of First Federal that would extinguish an Optionholder's Options (control being defined as the beneficial ownership of 25% or more of First Federal's outstanding voting stock by any person or group), any Option that provides for its exercise in installments will become immediatelyexercisable, and the Optionholder will, at the discretion of the Option Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the stock subject to the Option over the Option Price in exchange for the surrender of the Option.

Amendment and Termination of the Stock Option Plan

      The Board of Directors of First Federal may at any time amend, modify or terminate the Stock Option Plan, but may not, without the prior approval of Liberty, First Federal's sole stockholder, make any amendment that materially increases the maximum number of shares which may be subject to awards under the Stock Option Plan. Additionally, without stockholder approval, the First Federal Board of Directors may not amend the Stock Option Plan to materially increase the benefits accruing to participants or materially modify the requirements for eligibility for participation. Unless previously terminated, the Stock Option Plan will continue in effect for a term of ten


Tax Information

      Under present federal income tax laws, awards under the Stock Option Plan have the following consequences:

      (1) The grant of an Option will not by itself result in the recognition of taxable income to the participant nor entitle
Liberty to a deduction at the time of such grant.

      (2) The exercise of an Option that is an incentive stock option within the meaning of Section 422 of the Code generally will not, by itself, result in the recognition of taxable income to the participant nor entitle Liberty to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the Option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax under the Code.) The participant will recognize capital gain or loss upon any resale of the Shares received upon such exercise, provided that he held such Shares for at least one year after transfer of the shares to him or two years after the grant of the Option, whichever is later. Generally, if the Shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the lesser of (1) the difference between the exercise price and the fair market value on the date of exercise of the Shares, or (2) the gain realized upon the sale.

      (3) The exercise of a non-incentive option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the Shares acquired pursuant to the Option.

      (4) Liberty will recognize a tax deductible compensation expense for federal income tax purposes at the same time and in the same amount as an Optionholder recognizes taxable ordinary income upon the earlier of the exercise of such Option or the sale of the Shares received upon exercise of such Option.


                      SELLING SHAREHOLDERS

     The following table sets forth certain information as of February 11, 1994, with respect to the Selling Shareholders.
Each of the Selling Shareholders beneficially owned less than one percent of the outstanding shares of Liberty common stock as of that date and would own less than one percent as a result of the sale of his or her Shares in the Offering.


                      Number of
Name of Selling       Shares          Number of  Number of Shares
Shareholder and       Beneficially    Shares     Beneficially
Position with         Owned Before    Subject    Owned After
First Federal         Offering (1)    to Sale    Offering(1)

W.J. Lawrence, Jr.    15,878          5,055      10,823
  President and
  Director
Bennie L. Hester      15,878          5,055      10,823
  Senior Vice
  President,
  Secretary and
  Director
Wallace H. Henderson  10,598          1,040       9,558
  Director
Donald E. Campbell     2,186          1,311         875
  Vice President
Allena Brunken         5,723          1,311       4,412
  Vice President
Paulette Satterlee     1,458          1,311         147
  Treasurer
J. Jack Haddock        3,482            320       3,162
  Director Emeritus
Estate of Norris
  J. Parrent              16             16           0
Mike Nosbusch            772            772           0
  Assistant Vice
  President
Glenn Rodgers            772            772           0
  Assistant Vice
  President
Alice Fowler             919            772         147
  Assistant Vice
  President
Pamela E. Holloway       772            772           0
  Assistant Vice
  President
Mary B. Grace            919            772         147
  Assistant Secretary
Paula B. Morrow          919            772         147
  Assistant Secretary
Jane G. Fleming          772            772           0
  Assistant Secretary
Patricia F. Miller       772            772           0
  Assistant Secretary


________________________
[FN]
     (1) Does not include Liberty shares held by the First Federal Savings Bank Employee Stock Ownership Plan ("ESOP") that have been allocated to the account of any Selling Shareholder. As of December 30, 1993, 1,838 of the 18,381 shares of Liberty common stock held by the ESOP had been allocated to the accounts of individual participants in the ESOP.

                             PLAN OF DISTRIBUTION

      Liberty has been advised that the Selling Shareholders, and Optionholders after they have exercised their Options, may sell Shares from time to time in transactions in the over-the-counter market, through negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

      Sales may be made pursuant to this Prospectus to or through broker-dealers who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders (and, if applicable, the Optionholders) or the purchasers of Shares for whom such broker-dealer may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders (and, if applicable, Optionholders) and any broker-dealers or other persons acting on their behalf in connection with the sale of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit realized by them on the resale of the Shares as principals may be deemed to be underwriting commissions under the Securities Act.


                       RESTRICTIONS ON RESALE

      The Shares covered by this Prospectus -- Shares received in the Merger for First Federal stock issued upon the exercise of options before the Merger or upon the exercise of Options after the Merger, and Shares subject to outstanding, unexercised Options -- have been registered and qualified for public sale under applicable federal and state securities laws. Therefore, Selling Shareholders and Optionholders generally will be able to sell their Shares without restriction under these securities laws.

      Directors and executive officers of First Federal, who may be deemed to have been "affiliates" of First Federal at the effective time of the Merger and who entered into "affiliate agreements" with Liberty, will continue to be subject to certain restrictions under federal securities laws on their rights to sell the shares of Liberty common stock they received in the Merger. However, the restrictions do not apply to Shares covered by this Prospectus. Questions regarding the applicability and nature of resale restrictions to proposed transactions involving shares of Liberty common stock should be addressed to the Legal Department of Liberty National Bank and Trust Company of Kentucky. The restrictions on resale of Shares do not apply to any Selling Shareholders who did not enter into an affiliate agreement.

                            LEGAL OPINION

      The validity of the Shares offered hereby will be passed upon for Liberty by Brown, Todd & Heyburn. As of June 15, 1993, partners and associates of Brown, Todd & Heyburn beneficially owned a total of 155,391 shares of Liberty Common Stock.

                               EXPERTS

      The consolidated balance sheets of Liberty National Bancorp, Inc., and Subsidiaries as of December 31, 1992 and 1991 and the consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, incorporated by reference into this Prospectus, have been incorporated herein in reliance on the report, which includes an explanatory paragraph regarding a change in the method of accounting for income taxes in 1991, of Coopers & Lybrand, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

      The consolidated statements of income, changes in stockholders' equity and cash flows of Liberty National Bancorp, Inc., and Subsidiaries for the year ended December 31, 1990, incorporated by reference in this Prospectus, have been incorporated in this Prospectus in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents, filed by Liberty National Bancorp, Inc. ("Liberty") with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), are hereby incorporated by reference into the Registration
Statement.

      (a)   Annual Report on Form 10-K for the year ended
December 31, 1992;

      (b) Definitive Proxy Statement dated March 15, 1993, pages 1 through 15;

      (c)   Quarterly Reports on Form 10-Q for the quarters ended
March 31, June 30, and September 30, 1993.

      (d)   Current Reports on Form 8-K dated March 31, September
24, November 2, 1993, and February 11, 1994.

      (e)   Report on Form 10-C dated May 17, 1993;

      (f)   Registration Statement on Form 8-A dated April 27,
1981; and

      (g)   Registration Statement on Form 8-A dated August 19,
1992, as amended by Form 8-A/A dated November 3, 1993.

      All documents subsequently filed by Liberty pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in a document subsequently filed, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      The class of securities offered is registered under Section
12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

      Brown, Todd & Heyburn, Louisville, Kentucky, will pass upon the legality of the shares of Liberty common stock offered hereby. As of June 15, 1993, partners and associates of Brown, Todd & Heyburn beneficially owned a total of 155,391 shares of Liberty common stock.

Item 6.  Indemnification of Directors and Officers.

      Under Kentucky law, a corporation has broad powers of indemnification. A person may be indemnified for judgments, penalties, fines, settlements, and reasonable expenses incurred by that person in proceedings in connection with the person's official capacity in the corporation. Indemnification against reasonable legal expenses incurred by a person in such a proceeding is mandatory when the person is wholly successful in the defense of the proceeding. However, under no circumstances may a person be indemnified for any actions taken in bad faith. Liberty's articles of incorporation and bylaws do not contain any provisions relating to the indemnification of directors, officers, employees, or agents of Liberty or its subsidiaries.

Item 7.  Exemption from Registration Claimed.

      The 21,595 Shares offered hereby by the Selling Shareholders are restricted securities received in the Merger upon the conversion of shares of First Federal common stock originally issued upon the exercise of stock options granted under the Stock Option Plan or Shares issued upon the exercise of such options after the Merger which converted in the Merger into options to purchase Shares. The exemption from registration claimed for both transactions is the exemption provided by
Section 4(2) of the Securities Act of 1933, as amended.

Item 8.  Exhibits.

3.1 Liberty's Amended and Restated Articles of Incorporation are incorporated by reference to Exhibit (3) to Liberty's Quarterly
Report on Form 10-Q for the fiscal quarter ended March 31, 1993.

3.2  Liberty's Bylaws are incorporated by reference to Exhibit
(3)(b) to Liberty's Annual Report on Form 10-K for the fiscal year ended December 31, 1988.

4.1   Rights Agreement dated August 19, 1992, between Liberty
National Bancorp, Inc. and Chemical Bank is incorporated by reference to Exhibits 4 and 10.1 to Liberty's Current Report on
Form 8-K dated August 19, 1992.

4.2 First Amendment dated November 2, 1993 to Rights Agreement dated August 19, 1992, between Liberty National Bancorp, Inc. and Chemical Bank is incorporated by reference to Exhibit 4.1 to Liberty's Current Report on Form 8-K dated November 2, 1993.

4.3 Instruments defining the rights of holders of long-term debt of Liberty and its subsidiaries are not filed as exhibits because the amount of debt under each instrument is less than 10% of the consolidated assets of Liberty. Liberty undertakes to file these instruments with the Commission upon request.

5. Opinion of Brown, Todd & Heyburn as to the legality of the securities registered.

10.1 First Federal Savings Bank 1992 Stock Option Plan is incorporated by reference to Exhibit 10.3 to Form S-4
Registration Statement No. 33-66746.

10.2  Liberty National Bank and Trust Company Compensation
Deferral Plan is incorporated herein by reference to Exhibit
(10.1) to Liberty's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1993.

10.3 Liberty National Bank and Trust Company Excess Benefit Plan is incorporated herein by reference to Exhibit (10.2) to Liberty's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1993.

10.4  Liberty National Bancorp, Inc., Management Incentive
Compensation Plan, as amended and restated as of January 1992, is incorporated herein by reference to Exhibit (10)(c) to Liberty's
Annual Report on Form 10-K for the fiscal year ended December 31, 1991.

10.5  Amendment No. 1 to Liberty National Bancorp, Inc.
Management Incentive Compensation Plan, as amended and restated as of January 1992, as amended as of December 1993.

10.6  Form of Officer Compensation Continuation Agreement between
Liberty and certain officers of Liberty and its subsidiary banks, as amended, is incorporated herein by reference to Exhibit
(10)(e) to Liberty's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.

10.7 Credit Agreement dated as of June 18, 1992, among Liberty National Bancorp, Inc. and The Chase Manhattan Bank (National Association), as Initial Bank and Agent, is incorporated herein by reference to Exhibit (10) to Liberty's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1992.

10.8 Liberty National Bancorp, Inc. 1986 Stock Option Plan as Amended and Restated as of January 10, 1990, and as further Amended February 16, 1993, is incorporated herein by reference to
Exhibit 10(f) to Liberty's Annual Report on Form 10-K for the fiscal year ended December 31, 1992

23.1 Consent of Brown, Todd & Heyburn is contained in its opinion filed as Exhibit 5 hereto.



23.2  Consent of Coopers & Lybrand.

23.3  Consent of KPMG Peat Marwick.

24. Power of Attorney is contained in the Signature Page to this Registration Statement.

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                       SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Louisville, Commonwealth of Kentucky, on January 12, 1994.

                              LIBERTY NATIONAL BANCORP, INC.



                              By /s/ Malcolm B. Chancey, Jr.
                                 Malcolm B. Chancey, Jr.
                                 Chairman of the Board, President
                                 and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Malcolm B. Chancey, Jr. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title              Date


/s/ Malcolm B. Chancey, Jr.   Chairman of the    January 12, 1994
Malcolm B. Chancey, Jr.       Board, President
                              and Chief
                              Executive Officer

/s/ R.K. Guillaume            Executive Vice     January 12, 1994
R.K. Guillaume                President and
                              Director


/s/ Carl E. Weigel            Treasurer          January 12, 1994
Carl E. Weigel                Principal Financial
                              and Accounting
                              Officer)

/s/ Stanley S. Dickson        Director           January 12, 1994
Stanley S. Dickson


/s/ C.H. Dishman III          Director           January 12, 1994
C.H. Dishman III


/s/ Wallace H. Dunbar         Director           January 12, 1994
Wallace H. Dunbar


/s/ Owsley Brown Frazier      Director           January 12, 1994
Owsley Brown Frazier


/s/ George E. Gans III        Director           January 12, 1994
George E. Gans III


/s/ George N. Gill            Director           January 12, 1994
George N. Gill


/s/ Frank B. Hower, Jr.       Director           January 12, 1994
Frank B. Hower, Jr.


                              Director           January   , 1994
Nancy Lampton


                              Director           January   , 1994
Leonard E. Lyles


/s/ Martin S. Margulis        Director           January 12, 1994
Martin S. Margulis


/s/ James W. McDowell, Jr.    Director           January 12, 1994
James W. McDowell, Jr.


/s/ John C. Nichols II        Director           January 12, 1994
John C. Nichols II


/s/ Gouverneur H. Nixon       Director           January 12, 1994
Gouverneur H. Nixon


/s/ Joseph W. Phelps          Director           January 12, 1994
Joseph W. Phelps


/s/ Cyrus S. Radford, Jr.     Director           January 12, 1994
Cyrus S. Radford, Jr.


/s/ Max L. Shapira            Director           January 12, 1994
Max L. Shapira


/s/ Dr. Robert L. Taylor      Director           January 12, 1994
Dr. Robert L. Taylor

/TABLE

EXHIBIT INDEX



                                                  Paper (P) or
Exhibit     Description                           Electronic (E)

3.1         Liberty's Amended and Restated Articles of
            Incorporation are incorporated by reference to Exhibit (3) to Liberty's Quarterly Report on Form 10-
            Q for the fiscal quarter ended March 31, 1993. (P)

3.2 Liberty's Bylaws are incorporated by reference to Exhibit (3)(b) to Liberty's Annual Report on Form 10-
            K for the fiscal year ended December 31, 1988.  (P)

4.1         Rights Agreement dated August 19, 1992, between
            Liberty National Bancorp, Inc. and Chemical Bank is incorporated by reference to Exhibits 4 and 10.1 to Liberty's Current Report on Form 8-K dated August 19,
            1992.  (P)

4.2         First Amendment dated November 2, 1993 to Rights
            Agreement dated August 19, 1992, between Liberty
            National Bancorp, Inc. and Chemical Bank is incorporated by reference to Exhibit 4.1 to Liberty's Current Report on Form 8-K dated November
            2, 1993. (E)

4.3         Instruments defining the rights of holders of long-
            term debt of Liberty and its subsidiaries are not
            filed as exhibits because the amount of debt under
            each instrument is less than 10% of the consolidated
            assets of Liberty.   Liberty undertakes to file these
            instruments with the  Commission upon request. NA

5. Opinion of Brown, Todd & Heyburn as to the legality of the securities registered. (E)

10.1 First Federal Savings Bank 1992 Stock Option Plan is incorporated by reference to Exhibit 10.3 to Form S-4
            Registration Statement No. 33-66746. (P)

10.2        Liberty National Bank and Trust Company Compensation
            Deferral Plan is incorporated herein by reference to Exhibit (10.1) to Liberty's Quarterly Report on Form
            10-Q for the fiscal quarter ended March 31, 1993. (P)

10.3        Liberty National Bank and Trust Company Excess
            Benefit Plan is incorporated herein by reference to Exhibit (10.2) to Liberty's Quarterly Report on Form
            10-Q for the fiscal quarter ended March 31, 1993. (P)

10.4        Liberty National Bancorp, Inc., Management Incentive
            Compensation Plan, as amended and restated as of January 1992, is incorporated herein by reference to Exhibit (10)(c) to Liberty's Annual Report on Form
            10-K for the fiscal year ended December 31, 1991. (P)


10.5        Amendment No. 1 to Liberty National Bancorp, Inc.
            Management Incentive Compensation Plan, as amended and restated as of January 1992, as amended as of December 1993. (E)

10.6 Form of Officer Compensation Continuation Agreement between Liberty and certain officers of Liberty and its subsidiary banks, as amended, is incorporated herein by reference to Exhibit (10)(e) to Liberty's
            Annual Report on Form 10-K for the fiscal year ended
            December 31, 1989. (P)

10.7        Credit Agreement dated as of June 18, 1992, among
            Liberty National Bancorp, Inc. and The Chase
            Manhattan Bank (National Association), as Initial
            Bank and Agent, is incorporated herein by reference to Exhibit (10) to Liberty's Quarterly Report on Form
            10-Q for the fiscal quarter ended June 30, 1992. (P)

10.8 Liberty National Bancorp, Inc. 1986 Stock Option Plan as Amended and Restated as of January 10, 1990, and as further Amended February 16, 1993, is incorporated herein by reference to Exhibit 10(f) to Liberty's
            Annual Report on Form 10-K for the fiscal year ended
            December 31, 1992. (P)

23.1 Consent of Brown, Todd & Heyburn is contained in its opinion filed as Exhibit 5 hereto. NA

23.2        Consent of Coopers & Lybrand. (E)

23.3        Consent of KPMG Peat Marwick.  (E)

24. Power of Attorney is contained in the Signature Page to this Registration Statement. NA
